EXHIBIT 5.1
                                   -----------

                   Opinion of John L. Gardner, General Counsel

                                November 26, 1997


Inter-Tel, Incorporated
120 North 44th Street, Suite 200
Phoenix, Arizona 85304-1822

                     Re: Registration Statement on Form S-8
                         ----------------------------------


Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the "Securities Act") pursuant to a Registration Statement of Form S-8 (the "Registration Statement") of 2,900,000 shares (the "Shares") of Common Stock, no par value, of Inter-Tel, Incorporated, an Arizona corporation (the "Company"), under the Company's Inter-Tel, Incorporated 1997 Long-Term Incentive Plan and Inter-Tel, Incorporated 1997 Employee Stock Purchase Plan (the "Plans"), I, as General Counsel of the Company, have examined the Registration Statement, such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, I advise you that, in my opinion, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully paid and assessable.

The foregoing opinion is limited to the laws of the state of Arizona, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I do hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto.



                                              Very truly yours,


                                              /s/  John L. Gardner
                                              --------------------
                                              John L. Gardner, General Counsel
                                              INTER-TEL, INCORPORATED
                                       8